UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - January 10, 2007

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported, the management succession plan of Peoples Financial Services Corp. has been completed.

John W. Ord, CEO of Peoples Financial Services Corp., has retired from his position on January 2, 2007. As a result of his normal retirement, Mr. Ord received a lump sum of $19,467 which was a result of vacation time earned in 2006. Mr. Ord will also receive $84,520 per year under his Supplemental Executive Retirement Agreement with the Company. Mr. Ord also has a bank-owned life insurance policy with a death benefit of $200,562. Mr. Ord will continue his position as Director and Chairman of the Board and will receive an annual retainer of $9,600, as well as $500 for each Board Meeting and $200 for each Committee Meeting attended. Mr. Ord’s stock options, in the amount of 5,625 shares, will remain exercisable as before due to his status as a Director of the Company.

 Mr. Richard S. Lochen, Jr., President of Peoples Financial Services Corp., became CEO of the Company on January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: January 10, 2007		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: January 10, 2007		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: January 10, 2007		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: January 10, 2007		By: Frederick J. Malloy Asst. Vice President/Controller